UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 29, 2009

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Forge Parkway
Franklin, Massachusetts		02038
(Address of principal executive offices)		(Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 29, 2009, Echo Therapeutics, Inc. (the “Company”) entered into an Exchange Agreement (the “Series A Exchange Agreement”) with all of the holders of the Company’s Series A Convertible Preferred Stock (collectively, the “Series A Holders”). The Series A Holders are the holders of an aggregate of 1,632,733 shares of the Company’s Series A Convertible Preferred Stock, including paid-in-kind dividends accrued through June 29, 2009 (the “Series A Stock”), constituting all of the issued and outstanding Series A Convertible Preferred Stock. The Series A Stock is convertible into shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), at the option of the holder at a price per share of $1.35, subject to adjustment for stock splits, combinations or similar events and subject to customary weighted average anti-dilution adjustments.
     The terms of the Series A Exchange Agreement state that the Company shall issue and deliver to the Series A Holders, in exchange for the cancellation of the Series A Stock, 2,176,977 shares of Common Stock at an exchange price of $.75 per share. If, as a result of this exchange transaction, any Series A Holder or any of its affiliates, individually or in the aggregate, would beneficially own more than 9.99% of the Company’s issued and outstanding Common Stock (the “Threshold Amount”), the Series A Holder will receive Common Stock rounded to the nearest whole share, up to the Threshold Amount, and the remaining Common Stock would be exchanged for Series C Preferred Stock convertible into the number of shares of Common Stock equal to the difference between the aggregate number of shares of Common Stock to be issued to the Series A Holder and the actual number of shares of Common Stock issued. The Series A Exchange Agreement, attached hereto as Exhibit 10.1, is incorporated herein by reference. After giving effect to the Series A Exchange Agreement, the Company does not have any shares of Series A Convertible Preferred Stock issued and outstanding.
     On June 29, 2009, the Company also entered into an Exchange Agreement (the “Series A-1 Exchange Agreement”) with all of the holders of the Company’s Series A-1 Convertible Preferred Stock (collectively, the “Series A-1 Holders”). The Series A-1 Holders are the holders of an aggregate of 809,121 shares of the Company’s Series A-1 Convertible Preferred Stock, including paid-in-kind dividends accrued through June 29, 2009 (the “Series A-1 Stock”), constituting all of the issued and outstanding Series A-1 Convertible Preferred Stock. The Series A-1 Stock is convertible into shares of Common Stock at the option of the holder at a price per share of $1.00, subject to adjustment for stock splits, combinations or similar events and subject to customary weighted average anti-dilution adjustments.
     The terms of the Series A-1 Exchange Agreement state that the Company shall issue and deliver to the Series A-1 Holders, in exchange for the cancellation of the Series A-1 Stock, 1,078,828 shares of Common Stock at an exchange price of $.75 per share. If, as a result of this exchange transaction, any Series A-1 Holder or any of its affiliates, individually or in the aggregate, would beneficially own more than the Threshold Amount, the Series A-1 Holder will receive Common Stock rounded to the nearest whole share, up to the Threshold Amount, and the remaining Common Stock would be exchanged for Series C Preferred Stock convertible into the number of shares of Common Stock equal to the difference between the aggregate number of shares of Common Stock to be issued to the Series A-1 Holder and the actual number of shares of Common Stock issued. The Series A-1 Exchange Agreement is substantially the same as the Series A Exchange Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference. After giving effect to the Series A-1 Exchange Agreement, the Company does not have any shares of Series A-1 Convertible Preferred Stock issued and outstanding.
     Finally, on June 29, 2009, the Company entered into an Exchange Agreement (the “Series A-2 Exchange Agreement”) with all of the holders of the Company’s Series A-2 Convertible Preferred Stock (collectively, the “Series A-2 Holders”). The Series A-2 Holders are the holders of an aggregate of 1,422,436 shares of the Company’s Series A-2 Convertible Preferred Stock, including paid-in-kind dividends accrued through June 29, 2009 (the “Series A-2 Stock”), constituting all of the issued and outstanding Series A-2 Convertible Preferred Stock. The Series A-2 Stock is convertible into shares of Common Stock at the option of the holder at a price per share of $.50, subject to adjustment for stock splits, combinations or similar events and subject to customary weighted average anti-dilution adjustments.

     The terms of the Series A-2 Exchange Agreement state that the Company shall issue and deliver to the Series A-2 Holders, in exchange for the cancellation of the Series A-2 Stock, 2,844,872 shares of Common Stock at an exchange price of $.50 per share. If, as a result of this exchange transaction, any Series A-2 Holder or any of its affiliates, individually or in the aggregate, would beneficially own more than the Threshold Amount, the Series A-2 Holder will receive Common Stock rounded to the nearest whole share, up to the Threshold Amount, and the remaining Common Stock would be exchanged for Series C Preferred Stock convertible into the number of shares of Common Stock equal to the difference between the aggregate number of shares of Common Stock to be issued to the Series A-2 Holder and the actual number of shares of Common Stock issued. The Series A-2 Exchange Agreement is substantially the same as the Series A Exchange Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference; provided, however, that the Series A-2 Exchange Agreement contains an exchange price of $.50 per share. After giving effect to the Series A-2 Exchange Agreement, the Company does not have any shares of Series A-2 Convertible Preferred Stock issued and outstanding.
     Pursuant to the terms of the Certificate of Designation, Preference and Rights of Series C Preferred Stock (the “Certificate of Designation”), each share of Series C Preferred Stock is initially convertible into one thousand shares of Common Stock, subject to adjustment for stock splits, combinations or similar events. Each holder who receives Series C Preferred Stock may convert its Series C Preferred Stock at any time following its issuance.
     In the event of any Liquidation Event (as defined in the Certificate of Designation), the holders of Series C Preferred Stock will be entitled to receive (subject to the rights of any securities designated as senior to the Series C Preferred Stock) a per share liquidation preference equal to an amount calculated by taking the total amount available for distribution to holders of all the Company’s outstanding Common Stock before deduction of any preference payments for the Series C Preferred Stock, divided by the total of (x) all of the then outstanding shares of the Company’s Common Stock, plus (y) all of the shares of the Company’s Common Stock into which all of the outstanding shares of the Series C Preferred Stock can be converted, in each case prior to any distribution to the holders of Common Stock or any other securities designated as junior to the Series C Preferred Stock.
     Copies of the Series A Exchange Agreement and the Certificate of Designation are filed as Exhibit 10.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the material terms of the Series A Exchange Agreement, the Series A-1 Exchange Agreement and the Series A-2 Exchange Agreement (collectively, the “Exchange Agreements”) are qualified in their entirety by reference to Exhibit 10.1. The description of the material terms of the Certificate of Designation is qualified in its entirety by reference to Exhibit 99.1.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The Company’s issuance of the Common Stock and the Series C Preferred Stock pursuant to the Exchange Agreements was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Common Stock and the Series C Preferred Stock may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the Common Stock and the Series C Preferred Stock issued pursuant to the Exchange Agreements.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information set forth under Item 1.01 is incorporated by reference into this Item 5.03. On June 30, 2009, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The Board of Directors authorized and approved this filing on June 29, 2009 in connection with the creation, reservation and designation of 10,000 shares of a series of preferred stock known as Series C Preferred Stock.

Item 9.01 Financial Statements and Exhibits.
     The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: July 6, 2009	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement between the Company and Series A Holders dated June 29, 2009 *

99.1	Certificate of Designation, Preference and Rights of Series C Preferred Stock

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.